UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities.

On June 15, 2005, the Company entered into a Purchase Agreement with certain investors (a copy of the Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference). Pursuant to the Purchase Agreement, the Company agreed to issue 6,702,222 shares of the Company’s common stock for gross proceeds of approximately $2.7 million to a group of investors that included members of the Company’s management and its board of directors. The sale to investors who are not members of management or the board of directors consisted of 6,400,000 shares of the Company’s common stock at a price of $0.40 per share, for gross proceeds of $2,560,000, and the sale to investors who are members of management or the board of directors consisted of 302,222 shares of the Company’s common stock at a price of $0.45 per share, for gross proceeds of $136,000. In addition, the Company issued warrants to the investors to purchase a total of 1,005,333 shares of common stock of the Company at an exercise price of $0.48 per share. Investors who are members of the Company’s management are: Michael Silton – Chief Executive Officer, Steve Valenzuela – Chief Financial Officer, John Houtsma – Vice President of Sales, Edwin Okamura – Vice President of Marketing, Larry Schork – Vice President Technology, Robert Langer – General Manager of Austin Service Sales Group, and Clinton J. Hauptmeier – General Manager of Lead Generation. Investors who are members of the Company’s board of directors are Alok Mohan, Robert Leff, Mitchell Levy, and Bradford Peppard.

The securities issued pursuant to the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with each of the investors, substantially in the form of Exhibit 10.2 attached hereto and incorporated herein by reference. Pursuant to the Registration Rights Agreement, by July 30, 2005, the Company will file a registration statement with respect to the common stock issued under the Purchase Agreement and the common stock issuable upon conversion of the related warrants.

Item 7.01. Regulation FD Disclosure.

On June 16, 2005, the Company issued a press release announcing the completion of the stock sales under the Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Form of Purchase Agreement.

Exhibit 10.2 Form of Registration Rights Agreement.

Exhibit 99.1 Press release dated June 16, 2005.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

June 16, 2005	/s/ Steve Valenzuela
Date	(Signature)

By: Steve Valenzuela
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press release dated June 16, 2005